Exhibit 99.1

NEWS RELEASE
Contact:                      Lara Mahoney
440-329-6393

INVACARE ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR ITS 9 3/4% SENIOR NOTES DUE 2015

ELYRIA, Ohio – October 1, 2010 – Invacare Corporation (NYSE: IVC) announced today that it has commenced a cash tender offer (the “Offer”) for any and all of the $146 million aggregate principal amount outstanding of its 9 3/4% senior notes due 2015 (CUSIP No. 461203AB7) (the “Notes”) and a solicitation of consents to certain proposed amendments to the indenture governing the Notes (the “Indenture”).

The Offer is scheduled to expire at 8:00 a.m., Eastern Time, on November 1, 2010, unless extended or earlier terminated (the “Expiration Time”). Holders who validly tender their Notes and provide their consents to the amendments to the Indenture before 5:00 p.m., Eastern Time, on October 15, 2010, unless extended (the “Consent Expiration”) will be eligible to receive the Total Consideration (as defined below). Tenders of Notes may be validly withdrawn and consents may be validly revoked until the Withdrawal Time (defined below).

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Expiration is $1,075.00. The “Tender Offer Consideration” for each $1,000 principal amount of Notes is $1,045.00. The Tender Offer Consideration is the Total Consideration minus the “Consent Payment” of $30.00 per $1,000 principal amount of Notes. Holders tendering after the Consent Expiration will be eligible to receive only the Tender Offer Consideration. Holders whose Notes are purchased in the Tender Offer will also receive accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the applicable payment date. Holders who validly tender their Notes before the Consent Expiration will be eligible to receive payment on the initial payment date, which is expected to be on or about October 18, 2010, and holders tendering after the Consent Expiration and prior to the Expiration Time will be eligible to receive payment on the final payment date which is expected to be on or about November 1, 2010.

In connection with the tender offer, Invacare is soliciting consents to certain proposed amendments to eliminate substantially all of the restrictive covenants and certain events of default in the Indenture. Invacare is offering to make a Consent Payment (which is included in the Total Consideration described above) of $30.00 per $1,000 principal amount of Notes to holders who validly tender their Notes and deliver their consents prior to the Consent Expiration. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes. No Consent Payments will be made in respect of Notes tendered after the Consent Expiration.

Tendered Notes may be withdrawn and consents may be revoked before 5:00 p.m., Eastern Time, on October 15, 2010 (the “Withdrawal Time”), but generally not afterwards. Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by a public announcement thereof.

The Offer is subject to the satisfaction of certain conditions including: (1) receipt of consents to the amendments of the Indenture from holders of a majority in principal amount of the outstanding Notes (excluding Invacare or its affiliates) and execution of a supplemental indenture effecting the amendments, (2) consummation of senior secured credit facilities providing available borrowings of up to $400 million and in an amount sufficient, together with other cash on hand, to fund the tender and (3) certain other customary conditions.

The complete terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated October 1, 2010, copies of which may be obtained from D.F. King & Co., Inc., the depositary and information agent for the Offer, at (800) 431-9643 (US toll free) or, for banks and brokers, (212) 269-5550.

Invacare has engaged BofA Merrill Lynch to act as the exclusive dealer manager and solicitation agent in connection with the Offer. Questions regarding the terms of the Offer may be directed to BofA Merrill Lynch, Debt Advisory Services, at (888) 292-0070 (US toll-free) and (980) 388-4603 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated October 1, 2010.

ABOUT INVACARE

Invacare Corporation is the global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles.  The Company has 6,200 associates and markets its products in approximately 80 countries around the world.  The Company was named to the 2010 Fortune 1000 list and to the 2010 IndustryWeek U.S. Manufacturing 500.  For more information about the Company and its products, visit Invacare's website at www.invacare.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could”, “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” “anticipate” and “seek,” as well as similar comments, are forward-looking in nature. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties which include, but are not limited to, the following: adverse changes in government and other third-party payor reimbursement levels and practices (such as, for example, the Medicare bidding program covering nine metropolitan areas beginning in 2011 and an additional 91 metropolitan areas beginning in 2013), impacts of the U.S. health care reform legislation that was recently enacted (such as, for example, the excise tax beginning in 2013 on medical devices, together with further regulations to be promulgated by the U.S. Secretary of Treasury, if adopted, could have an adverse impact on Invacare); the uncertain impact on Invacare’s  providers, on Invacare’s suppliers and on the demand for Invacare’s products resulting from the current global economic conditions and general volatility in the credit and stock markets; loss of key health care providers; exchange rate and tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with higher functionality and lower costs; consolidation of health care providers and Invacare’s competitors; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; ineffective cost reduction and restructuring efforts; potential product recalls; legal actions or regulatory proceedings and governmental investigations; product liability claims; possible adverse effects of being leveraged, which could impact Invacare’s ability to raise capital, limit its ability to react to changes in the economy or the health care industry or expose Invacare to interest rate or event of default risks; increased freight costs; inadequate patents or other intellectual property protection; extensive government regulation of Invacare’s products; failure to comply with regulatory requirements or receive regulatory clearance or approval for Invacare’s products or operations in the United States or abroad; incorrect assumptions concerning demographic trends that impact the market for Invacare’s products; decreased availability or increased costs of materials which could increase Invacare’s costs of producing or acquiring Invacare’s products, including possible increases in commodity costs; the loss of the services of Invacare’s key management and personnel; inability to acquire strategic acquisition candidates because of limited financing alternatives; increased security concerns and potential business interruption risks associated with political and/or social unrest in foreign countries where Invacare’s facilities or assets are located; provisions of Ohio law or in Invacare’s debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in Invacare’s reports as filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

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